UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2008

INTERSTATE BAKERIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322
(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard
Kansas City, Missouri	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 502-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On January 25, 2008, Interstate Bakeries Corporation (the “Company”) filed with the U.S. Bankruptcy Court for the Western District of Missouri (the “Bankruptcy Court”): (a) its First Amended Plan of Reorganization (the “Reorganization Plan”) and (b) its Disclosure Statement with respect to the Reorganization Plan (the “Disclosure Statement”). Copies of the Plan and Disclosure Statement as filed with theBankruptcy Courtare attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Bankruptcy law does not permit solicitation of acceptances of the Reorganization Plan until the Bankruptcy Court approves the Disclosure Statement. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Reorganization Plan. The Reorganization Plan will become effective only if it receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

The information in this Current Report on Form 8-K under the heading Item 7.01, “Regulation FD Disclosure,”including Exhibits 99.1and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

99.1	First Amended Plan of Reorganization of Interstate Bakeries Corporation Pursuant to Chapter 11 of the United States Bankruptcy Code.
99.2	First Amended Disclosure Statement with Respect to the First Amended Plan of Reorganization of Interstate Bakeries Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2008	INTERSTATE BAKERIES
CORPORATION

	By:	/s/ J. Randall Vance
J. Randall Vance
Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	First Amended Plan of Reorganization of Interstate Bakeries Corporation Pursuant to Chapter 11 of the United States Bankruptcy Code.
99.2	First Amended Disclosure Statement with Respect to the First Amended Plan of Reorganization of Interstate Bakeries Corporation.